POWER OF ATTORNEY





        KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Charles W. Royer and Henry J. Brennan, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for his and his name, place and stead, in any and all capacities, to sign any and all reports or forms pursuant to the Securities and Exchange Act of 1934, as amended, relating in any way to shares of any class of capital stock of Chateau Properties, Inc. owned by the undersigned, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or with any exchange or market regulatory organization on which such shares are then traded, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue thereof.

        This Power of Attorney is effective until February 28, 2002.



Dated:  February 5, 1997





                               /s/ Edward R. Allen